Exhibit 99.1

Excerpts from the Preliminary Offering Memorandum of BWX Technologies, Inc., dated June 9, 2020

RECENT DEVELOPMENTS

COVID-19 Assessment

A global outbreak of a novel strain of coronavirus (“COVID-19”) has occurred impacting over 200 countries, including the U.S. and Canada where we maintain our principal operations. Developments have been occurring rapidly with respect to the spread of COVID-19 and its impact on human health and businesses, with new and changing government actions occurring on a daily basis. As a result, we have been closely monitoring the COVID-19 pandemic and its impacts and potential impacts on our business.

We have received notifications from the U.S. and Canadian governments designating BWXT as an essential business given our roles in national security, energy production and medical manufacturing. We continue to operate our facilities and have taken numerous precautions to mitigate exposure and protect the health and well-being of our workforce. For example, we have created a pandemic planning and response team that is currently focused on incorporating guidelines from the Centers for Disease Control and Prevention, including implementing social distancing practices and imposing travel restrictions. We have also implemented new policies and procedures designed to limit employee exposure, such as staggering shifts. The COVID-19 pandemic did not cause a significant disruption to our operations or our supply chain in the first quarter of 2020.

Because developments related to the spread of COVID-19 and its impacts have been occurring rapidly, it is difficult to predict any future impact at this time. We may experience material disruptions to demand for our products and services and our operations in the future as a result of, among other things, national, state, provincial or local government enforced quarantines, worker illness or absenteeism, and travel and other restrictions. For similar reasons, the COVID-19 pandemic may also adversely impact our supply chain and other manufacturers, which could delay our receipt of essential goods and services. For example, certain services scheduled during nuclear power plant outages during which our Nuclear Power Group segment would operate have been rescheduled. We have also experienced delays in the bidding and contracting process for our U.S. Government businesses due to COVID-19 concerns. Any number of these potential risks could have a material adverse effect on our financial condition, results of operations and cash flows. As a result, we have engaged in cost reduction initiatives to reflect changing business dynamics and risks. The extent to which the COVID-19 outbreak impacts our business will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. See “Risk Factors—Actual or threatened public health epidemics or outbreaks, such as the recent outbreak of the COVID-19 illness, could have a material adverse effect on our business and results of operations.”

Summary Financial Data

The following table sets forth our summary financial data as of the dates and for the periods indicated. We have derived the summary financial data for the fiscal years ended December 31, 2019, 2018 and 2017 from our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this offering memorandum. We have derived the summary financial data for the quarters ended March 31, 2020 and March 31, 2019 from our unaudited condensed consolidated financial statements, which are included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which is incorporated by reference into this offering memorandum. See “Available Information and Incorporation by Reference.”

The summary financial data included below and elsewhere in this offering memorandum are not necessarily indicative of future results. The information presented below should be read in conjunction with “Capitalization” and the information in our audited consolidated financial statements and the respective notes and our unaudited condensed consolidated financial statements and the respective notes thereto, which are incorporated by reference into this offering memorandum. See “Available Information and Incorporation by Reference.”

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,	December 31,
	2020	2019	2020	2019	2018	2017
	(In thousands, except percentages)
		(Unaudited)			(Audited)
Statement of Income Data(1):
Revenues	$542,208	$416,454	$2,020,674	$1,894,920	$1,799,889	$1,687,738
Total Costs and Expenses	450,004	360,492	1,687,835	1,598,323	1,525,255	1,409,127
Equity in Income of Investees	6,063	7,682	27,305	28,924	30,343	13,612
Operating Income	98,267	63,644	360,144	325,521	304,977	292,223
Other Income (Expense)	181	(767)	(10,831)	(11,779)	(24,832)	3,557
Income before Provision for Income Taxes	98,448	62,877	349,313	313,742	280,145	295,780
Provision for Income Taxes	22,828	13,767	78,126	69,065	52,840	147,415
Net Income	75,620	49,110	271,187	244,677	227,305	148,365
Net (Income) loss Attributable to
Noncontrolling Interest	(121)	(132)	(551)	(562)	(347)	(521)
Net Income Attributable to BWX Technologies, Inc.	$75,499	$48,978	$270,636	$244,115	$226,958	$147,844
Balance Sheet Data (as of the end of period):
Total Assets(1)	$1,966,603		$1,966,603	$1,908,913	$1,655,096	$1,712,339
Current Maturities of Long-Term Debt	$13,924		$13,924	$14,711	$14,227	$27,870
Long-Term Debt	$911,312		$911,312	$809,442	$753,617	$481,059
Non-GAAP Financial Measures(2):
EBITDA(3)	$121,798	$86,287	$445,353	$409,842	$365,586	$365,811
Adjusted EBITDA(4)	$123,587	$84,005	$453,972	$414,390	$399,511	$371,229
Adjusted EBITDA Margin(5)	22.8%	20.2%	22.5%	21.9%	22.2%	22.0%

(1)	On January 1, 2018, we adopted FASB Topic Revenue from Contracts with Customers. As a result, we recognized $58.4 million and $15.8 million more revenue and net income, respectively, under the current method compared to the historical method. Information presented for years ending prior to December 31, 2018 may not be comparable.

(2)	We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide meaningful insight into our operational performance during the periods presented and assist in understanding our ongoing operations. Non-GAAP measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools and should not be considered superior to, or as substitutes for, the comparable GAAP measures.

(3)	EBITDA represents earnings before interest, taxes, depreciation and amortization.

(4)	Adjusted EBITDA further adjusts EBITDA to exclude the effects of (a) other (income) expense, non-pension, (b) pension and other post-employment benefit mark-to-market (gain)/loss, (c) acquisition related costs, (d) restructuring and impairment costs and (e) litigation proceeds.

(5)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

The table below reconciles Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin and for the periods presented for the Company. The presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in this offering memorandum is not made in accordance with GAAP. These non-GAAP financial measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or as an alternative to operating cash flows as a measure of liquidity.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,	December 31,
	2020	2019	2020	2019	2018	2017
	(In thousands, except percentages)
Revenues	$542,208	$416,454	$2,020,674	$1,894,920	$1,799,889	$1,687,738
Net Income	75,620	49,110	271,187	244,677	227,305	148,365
Interest Expense, net	7,736	8,288	33,826	34,378	25,344	13,474
Provision for Income Taxes	22,828	13,767	78,126	69,065	52,840	147,415
Depreciation and Amortization	15,614	15,122	62,214	61,722	60,097	56,557
EBITDA(1)	$121,798	$86,287	$445,353	$409,842	$365,586	$365,811
Other (Income) Expense, Non-Pension	1,630	(2,282)	(1,147)	(5,059)	(1,204)	(389)
Pension and Other Post-Employment Benefit Mark-to-Market (Gain)/Loss	—	—	3,630	3,630	32,644	11,063
Acquisition Related Costs	—	—	190	190	2,485	—
Restructuring and Impairment Costs	159	—	5,946	5,787	—	2,648
Litigation Proceeds	—	—	—	—	—	(7,904)
Adjusted EBITDA(2)	$123,587	$84,005	$453,972	$414,390	$399,511	$371,229
Adjusted EBITDA Margin(3)	22.8%	20.2%	22.5%	21.9%	22.2%	22.0%

(1)	EBITDA represents earnings before interest, taxes, depreciation and amortization.

(2)	Adjusted EBITDA further adjusts EBITDA to exclude the effects of (a) other (income) expense, non-pension, (b) pension and other post-employment benefit mark-to-market (gain)/loss, (c) acquisition related costs, (d) restructuring and impairment costs and (e) litigation proceeds.

(3)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

We immediately recognize actuarial gains (losses) for our pension and postretirement benefit plans in earnings primarily in the fourth quarter each year as a component of net periodic benefit cost. The effect of this adjustment for 2019, 2018 and 2017 on pre-tax income was $(3.6) million, $(32.6) million and $(11.1) million, respectively.

The tables below reconcile Operating Income to Adjusted EBITDA and Adjusted EBITDA Margin and for the periods presented for the Company’s three business segments. The presentation of Adjusted EBITDA and Adjusted EBITDA Margin in this offering memorandum is not made in accordance with GAAP. These non-GAAP financial measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry. Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or as an alternative to operating cash flows as a measure of liquidity.

Nuclear Operations Group Segment

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,	December 31,
	2020	2019	2020	2019	2018	2017
	(In thousands, except percentages)
Revenues	$423,775	$304,801	$1,547,561	$1,428,587	$1,319,170	$1,271,861
Operating Income	90,359	57,625	331,062	298,328	271,405	267,930
Other Income (Expense), Pension Income	7,807	4,380	21,146	17,719	25,436	21,922
Depreciation and Amortization	8,409	8,009	33,631	33,231	32,132	31,289
Adjusted EBITDA(1)	$106,575	$70,014	$385,839	$349,278	$328,973	$321,141
Adjusted EBITDA Margin(2)	25.1%	23.0%	24.9%	24.4%	24.9%	25.2%

(1)	Adjusted EBITDA represents operating income plus other income (expense), pension income and depreciation and amortization.

(2)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

Nuclear Power Group Segment

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,	December 31,
	2020	2019	2020	2019	2018	2017
	(In thousands, except percentages)
Revenues	$87,917	$84,399	$356,158	$352,640	$365,911	$285,831
Operating Income	8,470	12,583	49,702	53,815	52,270	36,548
Other Income (Expense), Pension Income	831	580	2,577	2,326	3,986	3,430
Depreciation and Amortization	4,470	4,516	17,008	17,054	17,154	13,751
Restructuring and Impairment Costs	159	—	2,767	2,608	—	—
Adjusted EBITDA(1)	$13,930	$17,679	$72,054	$75,803	$73,410	$53,729
Adjusted EBITDA Margin(2)	15.8%	20.9%	20.2%	21.5%	20.1%	18.8%

(1)	Adjusted EBITDA represents operating income plus other income (expense), pension income, depreciation and amortization and restructuring and impairment costs.

(2)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

Nuclear Services Group Segment

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,	December 31,
	2020	2019	2020	2019	2018	2017
	(In thousands, except percentages)
Revenues	$36,765	$29,094	$139,010	$131,339	$122,438	$137,249
Operating Income	6,400	1,571	19,055	14,226	20,374	22,083
Other Income (Expense), Pension Income	446	249	1,197	1,000	1,457	1,035
Depreciation and Amortization	957	761	3,442	3,246	3,401	3,702
Restructuring and Impairment Costs	—	—	2,903	2,903	—	—
Litigation Proceeds	—	—	—	—	—	(7,904)
Adjusted EBITDA(1)	$7,803	$2,581	$26,597	$21,375	$25,232	$18,916
Adjusted EBITDA Margin(2)	21.2%	8.9%	19.1%	16.3%	20.6%	13.8%

(1)	Adjusted EBITDA represents operating income plus other income (expense), pension income, depreciation and amortization and restructuring and impairment costs less litigation proceeds.

(2)	Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues.

Actual or threatened public health epidemics or outbreaks, such as the recent outbreak of the COVID-19 illness, could have a material adverse effect on our business and results of operations.

Actual or threatened public health epidemics or outbreaks, such as the recent global outbreak of the novel coronavirus disease (“COVID-19”), could have a material adverse effect on our business and results of operations. COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread to over 200 countries, including every state in the United States. COVID-19 is impacting worldwide economic activity and has resulted in travel disruption, trade disruption and has affected companies’ operations around the world, including us. A public health epidemic, including COVID-19, poses the risk that we or our employees, contractors, suppliers and other partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. On March 13, 2020, the United States declared a national emergency with respect to COVID-19 and more than 40 states have since issued orders requiring the closing of nonessential businesses and/or requiring residents to stay at home. If significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, facility closures or other restrictions in connection with the COVID-19 pandemic, our operations will likely be impacted. Although our U.S. and Canadian facilities have to date been deemed “essential” by federal, state and local authorities and currently continue to operate, there can be no assurance that such authorities will not impose restrictions on the operations of our facilities as a result of the COVID-19 pandemic or that our facilities will continue to operate during the pandemic. If our operations or the operations of our suppliers are restricted, we may be unable to perform fully on our contracts and our costs may increase as a result of the COVID-19 outbreak. These cost increases may result in unfavorable changes in estimate which may not be fully recoverable or adequately covered by insurance.

While it is not possible at this time to estimate the impact that COVID-19 could have on our business, the continued spread of COVID-19 and the measures taken by the governments of countries affected, as well as measures taken by state and local authorities in the United States, could disrupt the supply chain and the manufacture or shipment of our products and adversely impact our business, financial condition or results of operations. We have already experienced delays in the bidding and contracting process for our U.S. Government businesses, as well as the rescheduling of certain services that our Canadian nuclear service businesses provide during nuclear power plant outages. For example, because staffing at our DOE sites has been reduced to essential personnel, our Nuclear Services Group is experiencing incremental delays to new awards. More widespread or further delays could have a material adverse impact on our results of operations. We may also be subject to possible plant shutdowns in the event that COVID-19 spreads in one of our facilities. Our Nuclear Power Group customers may also shift the timing or scope of work to mitigate on-site activity.

The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions, which could have an adverse effect on our business. In particular the COVID-19 pandemic could cause currency volatility, which could have an adverse effect on our business. The extent to which the COVID-19 outbreak impacts our business will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. To the extent the COVID-19 outbreak adversely affects our business, financial condition or results of operations, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.